                                     [LOGO]



                              BENJAMIN MOORE & CO.
                          -----------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          -----------------------------


         The Annual Meeting of the Shareholders of Benjamin Moore & Co. will be held on Thursday, the 27th day of April 2000, at 11:00 o'clock in the morning, New Jersey time, at the Park Ridge Marriott Hotel, 300 Brae Boulevard, Park Ridge, New Jersey, for the following purposes:

         1. To elect one (1) Class I Director to hold office for one year and three (3) Class III Directors to hold office for three years each.

         2. To transact such other business as may properly be brought before the meeting, or any adjournment or postponement thereof.

         In accordance with the Bylaws of the Company, the Board of Directors has fixed the close of business on March 3, 2000 as the record date for the meeting. Accordingly, only shareholders of record at the close of business on March 3, 2000 will be entitled to notice of and to vote at the meeting.

         Whether or not you expect to be personally present at the meeting, please complete, date, sign and return the enclosed proxy in the envelope which is provided in order to be certain that your shares will be voted at the meeting.

         If you attend, we invite you to stay for lunch after the meeting. In order that we may plan for lunch, we request you to please complete and return the enclosed card together with the proxy.


     Montvale, New Jersey
     March 27, 2000

                                              By Order Of The Board of Directors

                                                          John T. Rafferty
                                                              SECRETARY

                                 PROXY STATEMENT

GENERAL

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Benjamin Moore & Co., a New Jersey corporation (the "Company"), of proxies to be used at the Annual Meeting of Shareholders to be held on the 27th day of April 2000, at 11:00 o'clock in the morning, New Jersey time, or at any adjournment or postponement thereof (the "Meeting"). Only shareholders of record at the close of business on March 3, 2000 (the "Record Date") will be entitled to notice of and to vote at the Meeting.

         The principal executive offices of the Company are located at 51 Chestnut Ridge Road, Montvale, New Jersey 07645. This Proxy Statement and the related Notice of Annual Meeting of Shareholders and proxy were first sent or given to shareholders on or about March 27, 2000.

         The Company's Annual Report to Shareholders for the fiscal year ended December 31, 1999, including financial statements, accompanies this Proxy Statement and the related Notice of Annual Meeting of Shareholders and proxy.

         The cost of the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, the Company may use the services of its officers and regular employees (none of whom will receive any compensation therefor in addition to their regular compensation) to solicit proxies, personally or by telephone. Arrangements may also be made with banks, brokerage houses and other custodians, nominees and fiduciaries to forward the proxy materials to the beneficial owners, and the Company may reimburse such banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in connection therewith. At the 1999 Annual Meeting of Shareholders, more than 91% of the outstanding shares were represented at the meeting in person or by proxy.

OUTSTANDING SHARES

         At the close of business on March 3, 2000, there were 26,677,868 shares of Common Stock, par value $3.33 1/3 per share, outstanding. Each share of Common Stock is entitled to one vote on all matters with respect to which holders thereof are entitled to vote, as set forth in the accompanying Notice of Annual Meeting of Shareholders.

PROXY PROCEDURE

         The form of proxy provides space for a shareholder to withhold authority to vote for any or all nominees for the Board of Directors. The election of Directors requires a plurality of the votes cast. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the Meeting. For purposes of election of Directors, abstentions and broker non-votes are not considered as votes cast. The presence of a majority of the outstanding shares of Common Stock will constitute a quorum. Votes will be counted by duly appointed inspectors of election, whose responsibilities are to ascertain the number of shares outstanding and the voting power of each, determine the number of shares represented at the Meeting and the validity of proxies and ballots, count all votes and report the results to the Company.

         A properly completed, signed and dated proxy which is received prior to the Meeting will be voted in the manner specified therein. If authority to vote for one or more of the nominees for election as Director has not been withheld on the proxy in accordance with the instructions set forth thereon, the proxy will be voted for the election of all such nominees. However, if authority to vote for one or more of such nominees is withheld, the proxy will only be voted for the election of the balance of such nominees (if any).

         At the date of this Proxy Statement, the Board of Directors does not know of any matters to be brought before the Meeting which are not set forth in the accompanying Notice of Annual Meeting of Shareholders.

A proxy in the accompanying form will confer discretionary authority with respect to any such other matter. If any such other matter or matters are properly brought before the Meeting or any adjournment(s) or postponement(s) thereof, it is the intention of the persons named in the accompanying form of proxy to vote the shares represented thereby in accordance with their best judgment.

         A shareholder may revoke his or her proxy prior to the voting thereof by giving written notice of revocation to the Secretary of the Company, by executing and delivering a later dated proxy, or by attending the Meeting and voting his or her shares in person.

                             PRINCIPAL SHAREHOLDERS

         Set forth below is certain information, as of March 3, 2000 (or in the case of interests under the employees' stock ownership portion of the Company's Deferred Savings and Investment Plan (the "ESOP"), the most recent allocation date which is December 31, 1999), with respect to certain persons, including each person who, to the knowledge of the Company, may be deemed to own beneficially (within the meaning of the applicable rules and regulations of the Securities and Exchange Commission) more than five percent of the Company's Common Stock. In reviewing the following table, it should be noted that, as set forth in the notes thereto, a substantial number of the shares are held in trusts, the trustees of which are more than one of the persons named below; accordingly, the number of shares set forth opposite the name of each such person (and the corresponding percentage ownership represented thereby) refers, in several instances, to the same shares.

         The shares shown include stock options issued under the Stock Option Plans of the Company which are exercisable on or within sixty days after March 3, 2000. The stock options permit the purchase of a total of 3,000 shares, 55,500 shares, 73,500 shares and 39,750 shares by Messrs. Belcher, Jr., Dupuy, Roob and Vail, respectively, each of whom is a Director of the Company. Such shares were also considered to be outstanding for the purpose of calculating percentage ownership for each person.

                                              SHARES OWNED        APPROXIMATE
                                               BENEFICIALLY       PERCENTAGE OF
                                                   AS OF          OUTSTANDING
NAME AND ADDRESS                              MARCH 3, 2000         SHARES
----------------                              -------------         ------

Benjamin M. Belcher, Jr.                      2,842,239 (1)          10.7
51 Chestnut Ridge Road
Montvale, New Jersey 07645

Yvan Dupuy                                    1,273,743 (2)           4.8
51 Chestnut Ridge Road
Montvale, New Jersey 07645

Richard Roob                                  1,651,148 (3)           6.2
51 Chestnut Ridge Road
Montvale, New Jersey 07645

Charles C. Vail                               1,578,665 (4)           5.9
51 Chestnut Ridge Road
Montvale, New Jersey 07645

Benjamin Moore & Co. Employees' Stock         1,190,523 (5)           4.5
Ownership Plan Trust
51 Chestnut Ridge Road
Montvale, New Jersey 07645

(1) Includes 2,522,922 shares held by trusts of which Mr. Belcher, Jr. is a co-trustee. The other co-trustees of said trusts are as follows: (a) trusts holding a total of 48,000 of such shares--individuals having no affiliation with the Company; (b) trusts holding 1,260,399 of such shares--Mr. Vail and an individual having no affiliation with the Company; and (c) a trust holding 24,000 of such shares--Mrs. Sara B. Wardell, a Director of the Company. In each case, the co-trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof. Also, Mr. Belcher, Jr. is one of three trustees of the ESOP. Mr. Belcher, Jr. has an interest under the ESOP in 7,386 shares. The other trustees are Mr. Yvan Dupuy and Mr. Richard Roob, each of whom is a Director of the Company. Mr. Belcher, Jr.'s wife owns 8,472 shares which are not counted above, and in which he disclaims any beneficial interest.

(2) Mr. Dupuy is one of three trustees of the ESOP. Mr. Dupuy has an interest under the ESOP in 3,873 shares. The other trustees are Mr. Benjamin M. Belcher, Jr. and Mr. Richard Roob, each of whom is a Director of the Company.

(3) Includes 1,300,878 shares held by trusts of which Mr. Roob is a co-trustee. The other co-trustees of said trusts are as follows: (a) a trust holding 57,600 of such shares -- Mrs. Wardell and Mr. Vail; (b) a trust holding 24,177 of such shares -- an individual having no affiliation with the Company and a retiree of the Company; and (c) a trust holding 28,578 of such shares -- an individual having no affiliation with the Company. In each case, the trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof. Also, Mr. Roob is one of three trustees of the ESOP. Mr. Roob has an interest under the ESOP in 9,837 shares. The other trustees are Mr. Benjamin M. Belcher, Jr. and Mr. Yvan Dupuy, each of whom is a Director of the Company. Mr. Roob's wife owns 70,000 shares which are not counted above, and in which he disclaims any beneficial interest.

(4) Includes 1,519,299 shares held by trusts of which Mr. Vail is a co-trustee. The other co-trustees of said trusts are as follows: (a) trusts holding 1,260,399 of such shares -- Mr. Belcher, Jr. and an individual having no affiliation with the Company; (b) a trust holding 57,600 of such shares -- Mr. Roob and Mrs. Wardell; (c) a trust holding 72,000 of such shares -- Mrs. Wardell; (d) a trust holding 100,800 of such shares -- an individual having no affiliation with the Company; (e) a trust holding 24,000 of such shares -- an individual having no affiliation with the Company; and (f) a trust holding 4,500 of such shares -- an individual having no affiliation with the Company and a retiree of the Company. The co-trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof. Also includes 3,116 shares in which Mr. Vail has an interest under the ESOP. Mr. Vail's wife owns 600 shares which are not counted above, and in which he disclaims any beneficial interest.

(5) The ESOP (described hereafter) owns these shares and the three trustees are Mr. Benjamin M. Belcher, Jr., Mr. Yvan Dupuy and Mr. Richard Roob.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         Pursuant to the Company's Certificate of Incorporation and Bylaws, the Board of Directors is divided into three classes. Each year the Directors in one class are elected to serve terms of three years.

         The Board of Directors has nominated Ward C. Belcher for election as a Class I Director and Frederick J. Costello, John C. Moore, Jr. and Richard Roob for election as Class III Directors at the 2000 Annual Meeting of Shareholders. All of the nominees were previously elected by the shareholders. The nominee for election as a Class I Director, if elected, will hold office for a one-year term until the Annual Meeting of Shareholders to be held in the year 2001, and until a successor has been duly elected and qualified. The three (3) nominees for election as Class III Directors, if elected, will each hold office for a three-year term until the Annual Meeting of Shareholders to be held in the year 2003, and until a successor has been duly elected and qualified.

         Mr. Maurice C. Workman is retiring at the time of the 2000 Annual Meeting of Shareholders after 37 years of service as a Director. Accordingly, the Board of Directors pursuant to the Bylaws of the Company has determined that the number of Directors of the Company will be reduced from 12 to 11, effective April 27, 2000, upon the expiration of the term of Mr. Workman.

         The persons named as proxies in the accompanying form of proxy have advised the Company that, unless otherwise instructed, they intend to vote the shares covered by duly executed proxies for the election of Ward C. Belcher, Frederick J. Costello, John C. Moore, Jr. and Richard Roob. All of the nominees have agreed to serve if elected. Should any such person become unable or unavailable for election as a Director, an event which the Board of Directors does not anticipate, the individuals appointed as proxies reserve the right to vote such shares for the election of such substitute nominee(s) as the Board of Directors may propose.

         The following table sets forth certain information with respect to the one (1) nominee for election as a Class I Director to hold office for one year and the three (3) nominees for election as Class III Directors to hold office for three years and with respect to each Director whose term of office will continue after the Meeting. See also "Ownership of Securities by Directors and Named Executive Officers" below.

                              NOMINEES FOR ELECTION

                                                                                                     YEAR TERM         SERVED AS
                                                                                                     OF OFFICE         A DIRECTOR
NAME                               AGE                   PRINCIPAL OCCUPATION                        WILL EXPIRE        SINCE
----                               ---                   --------------------                        -----------        -----
CLASS I DIRECTOR

Ward C. Belcher                    53           Retired; Vice President-Operations of the               2001             1988
                                                Company from 1989 to 1999 (1)

CLASS III DIRECTORS

Frederick J. Costello*+ss.(x)      62           Retired executive of Union Carbide Corporation,         2003             1997
                                                a chemicals company; President of
                                                the Solvents and Coatings Materials
                                                Division of Union Carbide
                                                Corporation from 1989 until
                                                retirement in 1993


John C. Moore, Jr.+(y)             55           Retired; Employed by Electronic Data Systems            2003             1994
                                                (EDS), providing management consulting and
                                                technology planning, from 1985 to 1999

Richard Roob *#                    67           Chairman of the Board of Directors                      2003             1979
                                                of the Company since 1984 and Chief
                                                Executive Officer since 1996


                                       4

                                                DIRECTORS WHOSE TERMS OF OFFICE
                                                WILL CONTINUE AFTER THE MEETING

CLASS II DIRECTORS

Charles H. Bergmann, Jr.+ss.(x)    56           Managing Partner, Bergmann Enterprises                  2002             1996
                                                Ltd. Partnership, an investment partnership;
                                                Consultant, Wealth Management, LLC,
                                                personal financial advisors,
                                                Appleton, Wisconsin; Director of
                                                Communications, Alto Dairy
                                                Cooperative, a dairy products
                                                manufacturer in Waupun, Wisconsin
                                                from 1989 to 1999

Robert H. Mundheim ss.#            67           Of Counsel, Shearman & Sterling, a law                  2002             1997
                                                firm; Senior Executive Vice President and
                                                General Counsel from December 1997
                                                through December 1998 of Salomon
                                                Smith Barney Holdings, Inc. which
                                                together with its subsidiaries
                                                conducts global investment banking,
                                                global securities and commodities
                                                trading; Executive Vice President
                                                and General Counsel from September
                                                1992 to 1997 of Salomon Inc., a
                                                predecessor of Salomon Smith Barney
                                                Holdings, Inc.

Charles C. Vail *(y)               56           Senior Vice President of the Company and a              2002             1986
                                                Vice President since 1988

Sara B. Wardell #                  57           Managing Director, Scoville Memorial Library,           2002             1987
                                                Salisbury, Ct., from 1978 to 1993 and since
                                                then has been a library consultant (1)

CLASS I DIRECTORS

Benjamin M. Belcher, Jr.*(y)       65           Retired; Executive Vice President of the               2001             1975
                                                Company from 1991 to 1998 (1)

Yvan Dupuy *#                      48           President and Chief Operating Officer of the           2001             1990
                                                Company since 1996; Senior Vice President
                                                of the Company from 1995 to 1996;
                                                Vice President-Sales and Marketing of the
                                                Company from 1988 to 1995

Gerald W. Moore *+ss.#(x)          67           Retired business executive; private investor           2001         1994
                                                from 1989 to the present


     *   Member of the Executive and Finance Committee.
     +   Member of the Audit Committee.
     ss. Member of the Compensation Committee.
     #   Member of the Governance Committee.
     (x) Member of the Stock Option Committee.
     (y) Member of the Retirement Income Plan Investment Committee.

(1) Messrs. B. M. Belcher, Jr. and W. C. Belcher are brothers and Mrs. Wardell is their sister.

OWNERSHIP OF SECURITIES BY DIRECTORS AND NAMED EXECUTIVE OFFICERS

         Set forth below is certain information, as of March 3, 2000 (or in the case of interests under the employees' stock ownership portion of the Company's Deferred Savings and Investment Plan (the "ESOP"), the most recent allocation date which is December 31, 1999), with respect to the shares of Common Stock of the Company, and with respect to the Common Shares of its Canadian subsidiary, which may be deemed to be beneficially owned (within the meaning of the applicable rules and regulations of the Securities and Exchange Commission), by each nominee for election as a Director of the Company, by each of its current Directors, by each of the executive officers named in the Summary Compensation Table appearing below and by all Directors and executive officers as a group. In reviewing the following table, it should be noted that as set forth in the notes thereto, a substantial number of the shares are held in trusts, the trustees of which are more than one of the persons named below; accordingly, the number of shares set forth opposite the name of each such person (and the corresponding percentage ownership presented below) refers, in several instances, to the same shares.

         The shares shown include stock options issued under the Stock Option Plans of the Company which are exercisable on or within sixty days after March 3, 2000. The stock options permit the purchase of a total of 3,000 shares, 33,000 shares, 10,500 shares, 55,500 shares, 73,500 shares and 39,750 shares by Messrs. B.M. Belcher, Jr., W. C. Belcher, Devine, Dupuy, Roob and Vail, respectively, 6,000 shares each by Messrs. Bergmann, Jr., Costello, G.W. Moore, J.C. Moore, Jr., Mundheim and Workman and Mrs. Wardell and 334,550 shares by all Directors and executive officers as a group. Such shares were also considered to be outstanding for the purpose of calculating percentage ownership for each person or the group.

                                                                          SHARES OF
                                      SHARES OF         APPROXIMATE       CANADIAN        APPROXIMATE
                                        COMPANY        PERCENTAGE OF     SUBSIDIARY       PERCENTAGE OF
                                     OWNED AS OF        OUTSTANDING      OWNED AS OF       OUTSTANDING
     NAME                               3/3/00             SHARES          3/3/00             SHARES
     ----                               ------             ------          ------             ------

Benjamin M. Belcher, Jr                     (1)               (1)
Ward C. Belcher                        754,983 (2)            2.8           9,180(9)             .7
Charles H. Bergmann, Jr                314,850 (3)            1.2
Frederick J. Costello                    7,500                 *
Donald E. Devine II                     18,000                 *
Yvan Dupuy                                  (1)               (1)           1,000                *
Gerald W. Moore                        277,626 (4)           1.0
John C. Moore, Jr                    1,046,874 (5)           3.9
Robert H. Mundheim                      10,500                 *
Richard Roob                                (1)               (1)           3,450                *
Charles C. Vail                             (1)               (1)           7,160(10)           .5
Sara B. Wardell                        695,246 (6)            2.6          13,910(11)          1.1
Maurice C. Workman                      21,345 (7)             *
Directors and executive officers     6,767,367 (8)           25.0          27,540 (8)          2.1
as a group (19 persons,
including the above)

*Represents 0.4% or less of the outstanding shares of Common Stock of the Company or its Canadian subsidiary.

  (1) Reference is made to the information set forth under the caption "Principal Shareholders" above, and to the table and the notes thereunder.
  (2) Includes 109,446 shares of the Company's Common Stock held by trusts of which Mr. Ward C. Belcher is a co-trustee. The co-trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof. Also includes 5,091 shares in which Mr. Belcher has an interest under the Company's ESOP. In addition, Mr. Belcher is Custodian of 89,922 of such shares held under the Uniform Gifts to Minors Act. Mrs. Ward C. Belcher owns 17,940 shares of the Company's Common Stock of which 12,768 shares are held as Custodian under the Uniform Gifts to Minors Act. Mr. Belcher disclaims any beneficial interest in such shares which are not counted above.

  (3) Includes 282,678 shares owned by Bergmann Enterprises Limited Partnership of which Mr. Bergmann, Jr. is the managing general partner. Also includes 12,528 shares held by a trust of which Mr. Bergmann, Jr. is a co-trustee with Mrs. Charles H. Bergmann, Jr. and a trust holding 11,916 shares held by a trust of which Mr. Bergmann, Jr. is a co-trustee with his son. Mrs. Bergmann, Jr. is a trustee with their son of a trust holding 24,192 shares which are not counted above, and in which Mr. Bergmann, Jr. disclaims any beneficial interest.
  (4) Includes shares held by two trusts of which Mr. Gerald W. Moore is a trustee. Mr. Gerald W. Moore is: (a) the sole trustee of a trust holding 148,248 of such shares and (b) a co-trustee with a bank of a trust holding 104,472 of such shares. The trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof.
  (5) Includes 1,039,824 shares held by a trust of which Mr. John C. Moore, Jr. is a co-trustee with his uncle and two cousins. The co-trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof.
  (6) Includes 176,927 shares held by trusts of which Mrs. Wardell is a co-trustee. The other co-trustees of said trusts are as follows: (a) a trust holding 57,600 of such shares--Mr. Roob and Mr. Vail; (b) a trust holding 72,000 of such shares--Mr. Vail; (c) a trust holding 24,000 of such shares--Mr. Belcher, Jr.; (d) a trust holding 23,127 of such shares--a bank; and (e) a trust holding 200 of such shares--an individual having no affiliation with the Company. Mrs. Wardell's adult daughter owns 82,083 shares which are not counted above, and in which she disclaims any beneficial interest. Mrs. Wardell's husband owns 400 shares which are not counted above, and in which she disclaims any beneficial interest.
  (7) Mrs. Maurice C. Workman owns 15,267 shares which are not counted above, and in which Mr. Workman disclaims any beneficial interest.
  (8) Shares which may be deemed to be owned by more than one executive officer or Director have been counted only once for purposes of the group totals.
  (9)  Includes 1,230 shares held as custodian for his children.
  (10) Consists of 7,160 shares held by a trust of which Mrs. Wardell is a co-trustee. The co-trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof.
  (11) Includes 7,160 shares held by a trust of which Mr. Vail is a co-trustee. The co-trustees are empowered to make all decisions in respect of the shares, including the voting and disposition thereof.

         Shares owned by the Directors' parents (including the Estates of parents), spouses, adult children and their spouses, brothers or sisters and their spouses (except those who are Directors of the Company), aunts, uncles and first cousins, in which shares beneficial ownership is disclaimed, total 3,609,683 shares, or 13.5% of the outstanding shares.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Company has an Executive and Finance Committee, an Audit Committee, a Compensation Committee, a Governance Committee, a Stock Option Committee and a Retirement Income Plan Investment Committee. The Executive and Finance Committee may exercise all powers of the Board of Directors with certain exceptions as required by law. The Audit Committee functions include recommending to the Board of Directors the engagement of the independent public accountants for the Company, reviewing with the independent public accountants the plan and results of the audit engagement, considering the effect of any non-audit services upon the independence of the accountants, approving the fees for audit and non-audit services, and reviewing with the independent public accountants certain internal accounting controls. The Compensation Committee is responsible for the approval of the Company's performance bonus plan and for compensation arrangements for each executive officer named in the Summary Compensation Table appearing below; it reviews and approves performance goals for senior executives. The Governance Committee, among other things, evaluates and recommends candidates for election to the Board of Directors and assesses the performance of Directors. The Stock Option Committee administers the Company's Stock Option Plans. The Retirement Income Plan Investment Committee oversees the management of the Company's pension plan invested assets.

     During 1999, there were five meetings of the Board of Directors, three meetings of the Audit Committee, four meetings of the Executive and Finance Committee, seven meetings of the Compensation Committee, four meetings of the Governance Committee, three meetings of the Stock Option Committee and three meetings of the Retirement Income Plan Investment Committee. Each Director of the Company attended at least 75% of the meetings of the Board of Directors and the Committee or Committees of which such person was a member.


                              DIRECTOR COMPENSATION

FEES

         Directors of the Company who are employees of the Company receive no fees for their services as Directors. Directors who are not employees of the Company receive an annual retainer of $24,000 plus $2,000 for each meeting of the Board of Directors and $1,000 for each Board Committee meeting attended. In addition, the Chairperson of each Board Committee is paid a $5,000 annual retainer and each Committee member is paid a $3,000 annual retainer. Expenses for attending meetings are also reimbursed.

OPTIONS

         In accordance with the provisions of the 1998 Stock Incentive Plan, stock options covering 3,000 shares are granted each year to each non-employee Director under the provisions of the Plan.

COMMON STOCK EQUIVALENTS

         The Company has a Directors Deferred Compensation Plan. Pursuant to the Plan a non-employee Director may elect, prior to the commencement of the next calendar year, to have all or a portion of his or her retainer fee and all or a portion of his or her meeting fees credited to a deferred compensation account. This account, which is carried in the form of stock equivalent units of the Company's Common Stock and dividends credited thereon, is paid out in a lump sum cash payment on or before the last day of the calendar month following the calendar month upon which he or she ceases to be a Director of the Company.


                             EXECUTIVE COMPENSATION

         The following table sets forth information for each of the last three fiscal years concerning the compensation earned by the Company's Chief Executive Officer and each of the other four most highly compensated executive employees of the Company during 1999 who were executive officers of the Company as of the end of such fiscal year.

                           SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION

                                                                                               LONG-TERM
                                                                                               COMPENSATION
                                                                                               AWARDS

                                                                                   OTHER       SECURITIES
                                                                                  ANNUAL       UNDERLYING    ALL OTHER
NAME AND                                         SALARY            BONUS        COMPENSATION   OPTIONS      COMPENSATION
PRINCIPAL POSITION                 YEAR        ($)  (1)         ($)  (2)        ($)  (3)        (#) (4)       ($)  (5)
------------------------------------------------------------------------------------------------------------------------

Richard Roob                        1999           660,000        467,708          2,582          54,000        2,298
Chairman of the                     1998           633,000        296,781          3,730          60,000        2,173
Board of Directors and              1997           609,500        160,000          4,782               0        2,239
Chief Executive Officer

Yvan Dupuy                          1999           422,506        252,925         14,247          54,000        2,298
President and                       1998           378,000        160,503         12,579          60,000        2,173
Chief Operating Officer             1997           349,992        101,750          5,818               0        2,239

Charles C. Vail                     1999           254,262        108,173         18,862          27,000        2,298
Senior Vice President               1998           245,634         61,999         16,766          30,000        2,173
                                    1997           235,625         42,398         10,680               0        2,239

Donald E. Devine II  (6)            1999           240,001        110,521          7,863          42,000        2,298
Vice President-Finance              1998            35,701              0              0               0      100,000
and Chief Financial Officer

Ward C. Belcher                     1999           216,500         73,695          9,171               0        2,298
Vice President -                    1998           213,750         53,972          8,437          15,000        2,173
Operations                          1997           211,000         34,637          4,782               0        2,239


(1) Salary includes amounts deferred pursuant to salary reduction elections made under the Company's Deferred Savings and Investment Plan (a "401(k) Plan") which did not have a Company matching contribution in the years shown.
(2)  See the discussion below under the caption "Annual Incentives".
(3) Includes only imputed income pursuant to the Internal Revenue Code of 1986 with respect to promissory notes without stated interest delivered in partial payment for the purchase of Common Stock under the Employees' Stock Purchase Plan. See the caption "Promissory Notes" below.
(4) Adjusted for the July 1, 1999, 3-for-1 stock split. For additional information on the options granted in 1999, see the caption "Option Grants in 1999" below.
(5) All Other Compensation includes the fair market value of shares allocated in respect of the indicated years under the Company's ESOP. The 1998 amount for Mr. Devine is a signing bonus.
(6)  Mr. Devine commenced employment with the Company in November 1998.

EARLY RETIREMENT AGREEMENT

         The Company entered into an early retirement agreement with Mr. Ward C. Belcher who retired effective December 31, 1999. Under this agreement the Company will continue to pay Mr. Ward C. Belcher his base salary at an annual rate of $216,500 through November 30, 2001. His benefits under the Company's welfare benefit plans will continue through that date or until he obtains subsequent employment, if earlier. He will also accrue benefits under the Company's Supplemental Executive Retirement Plan until November 19, 2001, at which time he will attain the age of 55. Mr. Belcher will continue to be eligible for 60% of his targeted award under the Company's Long-Term Compensation Program. In addition, options that were granted in 1998 to Mr. Belcher became vested and exercisable on December 31, 1999 under his early retirement agreement.

         In the event a Change in Control (as defined in the Senior Executive Severance Protection Plan) occurs before December 1, 2001, pursuant to Mr. Belcher's early retirement agreement, Mr. Belcher will be entitled to receive a lump sum payment equal to $649,500 less the amount of base salary paid to him since his retirement.

REVISED RETIREMENT INCOME PLAN AND EXCESS BENEFIT PLAN

         The following table shows, as of December 31, 1999, estimated annual benefits payable upon retirement at age 65 under the Company's Revised Retirement Income Plan (the "Retirement Plan") assuming that an employee would be entitled to receive benefits under the Retirement Plan provisions which would yield the largest benefit.

                               PENSION PLAN TABLE

           HIGHEST AVERAGE                                 YEARS OF CREDITED SERVICE
             SALARY OVER       -------------------------------------------------------------------------------
         3 CONSECUTIVE YEARS   10 YEARS      20 YEARS      30 YEARS       35 YEARS      40 YEARS      45 YEARS
         -------------------   --------      --------      --------       --------      --------      --------

              $200,000           28,134        56,268        84,402         98,468       113,468       128,468
               250,000           35,634        71,268       106,902        124,718       143,468       162,218
               300,000           43,134        86,268       129,402        150,968       173,468       195,968
               350,000           50,634       101,268       151,902        177,218       203,468       229,718
               400,000           58,134       116,268       174,402        203,468       233,468       263,468
               450,000           65,634       131,268       196,902        229,718       263,468       297,218
               500,000           73,134       146,268       219,402        255,968       293,468       330,968
               550,000           80,634       161,268       241,902        282,218       323,468       364,718
               600,000           88,134       176,268       264,402        308,468       353,468       398,468
               650,000           95,634       191,268       286,902        334,718       383,468       432,218
               700,000          103,134       206,268       309,402        360,968       413,468       465,968

         The maximum number of years of credited service under the Retirement Plan is capped at 35 years except for employees hired prior to January 1, 1970.

         Under the Company's Retirement Plan, which is a non-contributory, qualified, defined benefit plan, the Company makes actuarially determined annual contributions on behalf of most of its United States employees who have completed at least one year of service with the Company. As of December 31, 1999, Messrs. Roob, Dupuy, Vail, Devine and W. C. Belcher had respectively 23, 23, 16, 1 and 28 years credited service under the Plan. The compensation covered by the Retirement Plan is that described under the "Salary" column of the Summary Compensation Table. Benefits shown in the Pension Plan Table are computed on the basis of a straight life annuity and are not subject to offset for Social Security. To the extent that an employee's retirement benefit as computed in accordance with the Plan exceeds maximum amounts permitted under the Internal Revenue Code of 1986, the difference will be paid by the Company under the Company's unfunded Excess Benefit Plan approved by the Board of Directors which provides a compensating non-qualified annual retirement supplement.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         In 1996 the Company established a non-qualified Supplemental Executive Retirement Income Benefit Plan. This Plan is designed to equalize benefits for certain senior executives. The Compensation Committee has been authorized to select the participants in this Plan. Messrs. Roob, Dupuy and Vail are participants and Mr. Ward C. Belcher is a participant from December 31, 1999 until November 19, 2001.

         The following table shows, as of December 31, 1999, estimated annual benefits payable upon retirement at age 65 under the Supplemental Executive Retirement Income Benefit Plan.

           SUPPLEMENTAL EXECUTIVE RETIREMENT INCOME BENEFIT PLAN TABLE
           -----------------------------------------------------------


        HIGHEST AVERAGE                                         YEARS OF CREDITED SERVICE
          SALARY OVER                        -------------------------------------------------------------
      3 CONSECUTIVE YEARS                    15 YEARS                    20 YEARS                 25 YEARS
      -------------------                    --------                    --------                 --------
          $200,000                             90,000                    100,000                   107,500
           250,000                            112,500                    125,000                   134,375
           300,000                            135,000                    150,000                   161,250
           350,000                            157,500                    175,000                   188,125
           400,000                            180,000                    200,000                   215,000
           450,000                            202,500                    225,000                   241,875
           500,000                            225,000                    250,000                   268,750
           550,000                            247,500                    275,000                   295,625
           600,000                            270,000                    300,000                   322,800
           650,000                            292,500                    325,000                   349,375
           700,000                            315,000                    350,000                   376,250

         The maximum number of years of credited service under the Supplemental Executive Retirement Income Benefit Plan is 25 years. As of December 31, 1999, Messrs. Roob, Dupuy and Vail had respectively 23, 23 and 16 years of credited service. The compensation covered by this Plan is that described under the "Salary" column of the Summary Compensation Table. Benefits shown in the Supplemental Executive Retirement Income Benefit Plan Table are computed on the basis of a straight life annuity and are subject to offset by the participant's benefits under the Retirement Plan and the Excess Benefit Plan and the participant's primary Social Security benefit. Upon a participant's termination of employment following a change in control the benefit under this Plan will become fully vested and the actuarial equivalent of the benefit will be paid within 30 days in a lump sum.

PROMISSORY NOTES

         The following officers and Directors of the Company were indebted to the Company in amounts greater than $60,000 since January 1, 1999 under full recourse promissory notes without stated interest delivered in partial payment for the purchase of Common Stock of the Company under the Employees' Stock Purchase Plan. One of the promissory notes bears interest at the rate of 5.5 percent per annum and it was given for the purchase of shares under the 1993 Stock Option Plan by Mr. Dupuy. In addition, Mr. Dupuy was also indebted to Benjamin Moore & Co. under a full recourse promissory note without stated interest given in connection with the purchase of Common Shares of Benjamin Moore & Co., Limited on February 13, 1992. The highest amounts outstanding under such notes for such persons since January 1, 1999 and the amounts outstanding at March 3, 2000 were as follows:

                                             SINCE JANUARY 1, 1999                          AT MARCH 3, 2000
                                             ---------------------                          ----------------
                                       WITH INTEREST    WITHOUT INTEREST           WITH INTEREST    WITHOUT INTEREST
                                       ---------------------------------           ---------------------------------

       Denis S. Abrams                       $-0-            $373,148                    $-0-           $329,339
       Ward C. Belcher                        -0-             116,400                     -0-            104,431
       Michael A. Bonner                      -0-             159,564                     -0-            129,132
       Donald E. Devine II                    -0-             194,266                     -0-            177,930
       Yvan Dupuy                         73,260              236,242                 64,074             193,808
       James E. Henderson                     -0-             123,447                     -0-            108,855
       John T. Rafferty                       -0-              73,802                     -0-             40,905
       Ellen L. Singer                        -0-             116,400                     -0-            103,382
       Charles C. Vail                        -0-             264,462                     -0-            227,032
       Maurice C. Workman                     -0-             109,707                     -0-             70,975
       Bruce E. Zeh                           -0-             117,369                     -0-             99,706

     The foregoing amounts represent the aggregate principal balances outstanding under the promissory notes. The purchase of the Company's Common Stock generally occurred on (a) January 1, 1991, (b) May 27, 1994 and (c) May 8, 1998, at the then current fair value as determined in accordance with the terms of the Employees' Stock Purchase Plan. As noted above, Mr. Dupuy also exercised an option under the 1993 Stock Option Plan and purchased Common Shares of Benjamin Moore & Co., Limited. All of the promissory notes are secured by the shares to which they relate. On and after January 1, 1991, all purchases under the Employees' Stock Purchase Plan under full recourse promissory notes have been made without stated interest on the notes.


                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

     The following persons, who are non-employee Directors, serve as members of the Compensation Committee, which establishes the compensation of the Company's senior executives named in the Summary Compensation Table above: Charles H. Bergmann, Jr., Frederick J. Costello, Gerald W. Moore and Robert H. Mundheim. This Committee was originally named the Compensation and Stock Option Plan Committee and the name was changed to the Compensation Committee in September 1999; however, the members of this Committee were the same from 1999 to date. None of the named members of this Committee has been at any time an officer or employee of the Company or any of its subsidiaries. Shearman & Sterling, a law firm, performed legal services for the Company in 1999 and may perform services for the Company in 2000. Mr. Robert H. Mundheim currently is of counsel to Shearman & Sterling.


                        REPORT ON EXECUTIVE COMPENSATION

     The executive compensation program of the Company is administered by the Compensation Committee of the Board of Directors. This Committee currently consists of Charles H. Bergmann, Jr., Frederick J. Costello, Gerald W. Moore and Robert H. Mundheim.

     All compensation decisions of the Compensation Committee, including those for the Chief Executive Officer, take into account individual services rendered, level and scope of responsibility, experience, an evaluation of overall Company performance, the need for motivation and retention of executives of outstanding abilities, internal equity, and the requirement to be competitive. Additional consideration is given to the compensation structures of corporations in the same or similar lines of business as the Company as well as a number of those in other lines of business. Survey data is used to assist in this evaluation. Within this framework and with input from management, the Compensation Committee makes a subjective judgment about the salary of the Chief Executive Officer and the other senior executives of the Company.

BASE SALARY

     The Company has a philosophy of providing a level of base compensation or salary that allows the Company to attract, retain and reward the talent needed to maintain its leading position in the coatings business. The Company carefully reviews the performance of employees in determining annual compensation increases. This performance evaluation is made by the various levels of management. All compensation increases for the five senior executives of the Company appearing in the Summary Compensation Table are reviewed and approved by the Compensation Committee.


ANNUAL INCENTIVES

     An annual incentive program was adopted by the Company effective January 1, 1993. It is intended to create a positive link between annual performance and annual incentive compensation. The program has two broad components: a general individual incentive portion and a management incentive plan. Incentive payments under the individual incentive portion of this program for 1999 were made to those employees who were not participants in the management incentive award program or the sales representative incentive program. For 1999 the incentive payment threshold was the achievement of a specified level of increase in net income and revenues of the Company. The Compensation Committee reviewed and approved incentive opportunities for 1999 corresponding with the performance required to achieve increasing levels of net income and revenues under the Company's annual and strategic plan. Target incentive opportunities were established under the individual incentive portion of this program as an increasing percentage of base salary directly related to the level of increase of net income and revenues. This opportunity was designed to foster a team based approach to collaborative working decisions and individual as well as Company achievement. Individual awards were made according to each employee's performance against set goals.

     The Compensation Committee decided that under the 1999 management incentive award program incentive payments should be made for overall financial and operating performance throughout the year. The amount of the payment under the management incentive award program for each executive officer of the Company named in the Summary Compensation Table was determined by the provisions of the annual incentive program and was approved by the Compensation Committee. Since an increase in net income and revenues was used to determine the amount of the annual incentive, the program was positively correlated with the performance of the Company. The incentive payment to the Chief Executive Officer, Richard Roob, in 1999 reflects the fact that the actual financial results of the Company were significantly higher in 1999 than 1998.

      In addition, in recognition of the Company's outstanding performance in 1999, a special bonus amounting to the equivalent of two weeks' base salary was paid at the end of January 2000 to all active, regular full-time and regular part-time employees, including all of the Company's executive officers, who had been with the Company for over one year and who were employed as of December 31, 1999.

LONG-TERM INCENTIVES

     The Company's long-term incentive philosophy is that long-term incentives should be related to increases in long-term shareholder value so as to create a common interest among the Company, employees and shareholders. To further this objective the Company provides a three component opportunity of long-term incentives for many employees. The first is the opportunity to purchase Common Stock through the Employees' Stock Purchase Plan. This Plan is generally available to employees who have more than five years of service with the Company. The second opportunity is through the ESOP. In 1999, all employees of the Company with one year of service participated in this Plan. Lastly, the Compensation Committee in 1998 approved the establishment of a long-term compensation program for senior leadership and key management employees.

STOCK PURCHASES

     An Employees' Stock Purchase Plan, which is administered by the Executive and Finance Committee of the Board of Directors, was approved by the shareholders of the Company on April 20, 1978. This was a continuation of the original plan established in 1937. It permits the purchase of shares of Common Stock at fair value. It is believed that stock ownership aligns the interests of employees and shareholders of the Company. For a summary of the indebtedness to the Company under this Plan of officers and Directors of the Company, see the discussion above under the heading "Promissory Notes".

EMPLOYEES' STOCK OWNERSHIP PLAN

     The Company has maintained an Employees' Stock Ownership Plan (the "ESOP") which is a tax-qualified plan covering substantially all of its United States employees. Under the terms of this Plan, the Board of Directors of the Company is authorized to make contributions from time to time out of the profits or retained earnings of the Company to the Plan Trust fund; such contributions to be in an amount and in the form of cash or shares of Common Stock as determined by the Board of Directors in its sole discretion. Contributions, which are deductible expenses for income tax purposes, are allocated annually to the participants in the Plan in the ratio that the eligible compensation of each bears to the aggregate eligible compensation of all such participants. In 1999 the Company contributed to the Plan Trust fund an amount necessary to complete the loan payment due on a loan made on June 30, 1989, which was used to purchase shares for the ESOP. Effective December 31, 1999, the Company merged the ESOP into its Deferred Savings and Investment Plan described below.

DEFERRED SAVINGS AND INVESTMENT PLAN

     This plan, which is a tax-qualified 401(k) plan covering substantially all of the Company's United States employees, allows employees to elect to defer up to 12% of their compensation, subject to the annual Internal Revenue Service limits on employee salary reduction deferrals. Participants may choose among several investment funds for their elective deferrals. Effective January 1, 2000, the Company will provide for a matching contribution in the form of Common Stock equal to 50% of the elective deferrals up to 4% of the participant's compensation for any participant employed on December 31 of a year starting December 31, 2000. The Company will also contribute an amount equal to 1% of compensation for 2000. These matching contributions are designed to replace contributions previously made to the ESOP. The ESOP was merged with the Deferred Savings and Investment Plan as of December 31, 1999. As a result, the Deferred Savings and Investment Plan will be comprised of both a 401(k) portion and an ESOP portion.

LONG-TERM COMPENSATION PROGRAM FOR SENIOR LEADERSHIP GROUP AND KEY MANAGEMENT

     This program is a multiyear incentive program adopted in 1998 by the former Compensation and Stock Option Plan Committee that targets the achievement of four-year sales and net profit goals. The principal incentive feature is the award of stock options by the Stock Option Committee to approximately 45 senior managers, including the executive officers named in the Summary Compensation Table. There is also a cash bonus feature which calls for a cash payment to senior executives based upon cumulative sales and earnings over the four-year period 1998 through 2001. It is designed to facilitate part of the cash requirements needed by option holders to exercise their options.

         The Compensation Committee believes stock options, which are granted by the Stock Option Committee, encourage and reward efforts that result in corporate financial success over the long term as measured by stock price appreciation. Employees receiving grants benefit if shareholders benefit through appreciation in the post-grant value of the shares of Common Stock. The 1993 Stock Option Plan of the Company was approved by the shareholders on April 15, 1993 and the 1998 Stock Incentive Plan was approved by the shareholders on April 16, 1998. Future grants may only be made under the 1998 Stock Incentive Plan.

POLICY REGARDING SECTION 162(M) OF THE INTERNAL REVENUE CODE

     Section 162(m) of the Internal Revenue Code generally limits the corporate deduction for compensation paid to an employee who on the last day of fiscal years beginning on or after January 1, 1994 is either the chief executive officer or among the four most highly compensated officers other than the chief executive officer to $1 million, except for qualified performance-based compensation. Options that have been granted under the Company's Stock Option Plans are designed to qualify as performance-based compensation under regulations issued by the Internal Revenue Service. The Compensation Committee as a general rule intends to take such action as it deems appropriate to preserve the tax deductibility of compensation paid by the Company to the extent practicable and so long as this objective is consistent with providing fair, competitive and rewarding compensation consistent with performance. In the case of Mr. Roob it was the Compensation Committee's judgment that, notwithstanding the limitation of Section 162 (m), his compensation was appropriate to his level of responsibility within the Company, the Company's financial performance in 1999 and Mr. Roob's leadership.

                             COMPENSATION COMMITTEE

Charles H. Bergmann, Jr.      Frederick J. Costello          Gerald W. Moore       Robert H. Mundheim

                              OPTION GRANTS IN 1999

     The following table shows all individual grants of stock options under the Company's 1998 Stock Incentive Plan to the named executive officers of the Company during calendar year 1999, which was the Company's fiscal year. The Company has not granted any stock appreciation rights ("SARs"). These option grants were made by the Stock Option Committee.

                                                                                          POTENTIAL REALIZABLE
                               NUMBER OF     PERCENT OF                                   VALUE AT ASSUMED
                               SECURITIES    TOTAL OPTIONS                                ANNUAL RATES OF
                               UNDERLYING    GRANTED TO      EXERCISE OR                  STOCK PRICE APPRECIATION
                               OPTIONS       EMPLOYEES IN    BASE PRICE   EXPIRATION      FOR OPTION TERM (3)
NAME                           GRANTED (#)(1)FISCAL YEAR     ($/SH) (2)   DATE               5%           10%
------------------------------------------------------------------------------------------------------------------------
Richard Roob                     54,000         14.5          28.00         3/5/2009       $952,560     $2,404,080
Yvan Dupuy                       54,000         14.5          28.00         3/5/2009        952,560      2,404,080
Charles C. Vail                  27,000          7.3          28.00         3/5/2009        476,280      1,202,040
Donald E. Devine II              15,000          4.0          27.86        1/25/2009        263,277        664,461
                                 27,000          7.3          28.00         3/5/2009        476,280      1,202,040
Ward C. Belcher                       0            0              0                0              0              0

(1) The options were granted on March 5, 1999 (except for the 15,000 share option grant to Mr. Devine which was made on January 25, 1999) and become exercisable in four equal installments on each of the first, second, third and fourth anniversaries of the date of the grant. In the event of a change in control of the Company, all options outstanding as of such date shall become immediately and fully exercisable. The number of shares reflect the July 1, 1999, 3-for-1 stock split.

(2) The option exercise or base price per share is the fair value of a share of Common Stock based on the valuation determined by Management Planning, Inc., 101 Poor Farm Road, Princeton, New Jersey 08540, an independent consulting firm retained since April 1988 to calculate the current fair value of the Common Stock on a weekly basis.

(3) As required by the rules of the Securities and Exchange Commission, potential values stated are based on the hypothetical assumption that the Company's Common Stock will appreciate in value from the date of grant to the end of the option term (ten years from the date of grant) at annualized rates of 5% and 10% (total appreciation of 63% and 159%), respectively. They are not intended to forecast future appreciation, if any, in the price of the Company's Common Stock. The total of all stock options granted to employees, including executive officers, during 1999 covering 372,300 shares was less than 1.4% of total shares outstanding at December 31, 1999. For this reason, the potential realizable value of such options for all optionees under the prescribed assumptions is less than 1.4% of the potential realizable value of all shareholders for the same period under the same assumptions.

                        LONG-TERM INCENTIVE PLAN - AWARDS
                               IN LAST FISCAL YEAR

         There were no cash awards under the Company's Long-Term Compensation Program in calendar year 1999, the last fiscal year. Awards made in 1998 are dependent upon achievement of sales and net profit goals over the four-year period from 1998 through 2001.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR-END OPTION/SAR VALUES

         The following table provides information concerning option exercises in the last fiscal year, which is calendar year 1999 and the value of unexercised options held by the executive officers named in the Summary Compensation Table at the end of the last fiscal year. The Company has not granted any SARs.

                                                              NUMBER OF SECURITIES
                            SHARES                            UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED
                            ACQUIRED                          OPTIONS AT                  IN-THE-MONEY OPTIONS
                            ON EXERCISE      VALUE REALIZED   FISCAL YEAR END (#)         AT FISCAL YEAR END ($) (2)
    NAME                            #              ($) (1)    EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
    ----------------------- ---------------- ---------------- --------------------------- ----------------------------
    Richard Roob                   0                0              45,000 / 99,000             141,900 / 79,380
    Yvan Dupuy                   6,000           12,000            27,000 / 99,000              65,400 / 79,380
    Charles C. Vail                0                0              25,500 / 49,500              83,700 / 39,690
    Donald E.Devine II             0                0                   0 / 42,000                   0 / 30,240
    Ward C. Belcher                0                0              33,000 /    0                90,900 /   0

(1) The figures presented in this column have been calculated based upon the difference between the fair value of a share of Common Stock as determined by Management Planning, Inc. on the date of exercise and its exercise price.

(2) Values stated are based on the difference between the option exercise or base price per share and the fair value of a share of Common Stock on December 31, 1999 of $28.67 per share, as determined by Management Planning, Inc., multiplied by the number of in-the-money options outstanding. Such price as of March 3, 2000 was also $28.67 per share.

                             SEVERANCE ARRANGEMENTS

          The Company has adopted a Senior Executive Severance Protection Plan (the "Severance Plan') covering designated employees of the Company (including each of the executive officers appearing in the Summary Compensation Table). Under the Severance Plan, a covered executive will be entitled to specified severance benefits if he or she is terminated within two years after a Change in Control (as defined in the Severance Plan) by the Company other than for Cause (as defined in the Severance Plan) or by the executive for Good Reason (as defined in the Severance Plan but generally including an adverse change in the executive's position, a reduction in salary or certain benefits or a relocation of the Company's offices more than 25 miles.) The severance benefits include a lump sum equal to three times the executive's base salary, a pro-rata annual bonus for the year in which the termination occurs and the continuation of certain health and welfare benefits for three years following termination. The Severance Plan was amended in 1999 to provide that additional payments will be made to terminated participants following a Change in Control of the Company if the participant's severance benefits are subjected to adverse excise tax under
Section 4999 of the Internal Revenue Code of 1986. However, where a severance payment reduction of less than $25,000 would eliminate the excise tax on Change in Control related payments to the participant, the severance benefits would be reduced so that there would be no excise tax payment.


                                PERFORMANCE GRAPH

         The following line graph compares the Company's cumulative total shareholder return on its Common Stock with the cumulative total return of (i) the Standard & Poor's 500 Stock Index which is a broad based widely used index useful for comparison purposes and (ii) a Peer Group of five publicly traded companies in the coatings business. The companies in the Peer Group are Lilly Industries, Inc., Pratt & Lambert United, Inc. through 1995 since it was acquired by The Sherwin-Williams Company in January 1996, RPM, Inc., The

Sherwin-Williams Company and The Valspar Corporation. All returns assume that $100 was invested on December 31, 1994 and that all dividends were reinvested, and all returns are weighted on the basis of market capitalization at the beginning of each year of measurement. The stock prices for the Common Stock of Benjamin Moore & Co. are the fair values as determined by Management Planning, Inc.

                                [GRAPHIC OMITTED]


                        BASE
                        1994      1995      1996      1997      1998      1999
                        ----      ----      ----      ----      ----      ----
Benjamin Moore & Co.     100     105.05     82.28    121.95    140.31    164.44
S&P 500 Comp             100     137.58    169.17    225.60    290.08    351.12
Peer Group               100     124.19    162.90    172.57    187.97    147.79

                          INDEPENDENT PUBLIC ACCOUNTANTS

      The Board of Directors of the Company, acting upon the recommendation of the Audit Committee, has selected Deloitte & Touche LLP as the independent public accountants for the Company in 2000. Deloitte & Touche LLP and its predecessors, Deloitte Haskins and Sells and Haskins & Sells, have acted in such capacity since 1957. A representative of Deloitte & Touche LLP is expected to be present at the Meeting. The representative will have an opportunity to make a statement and will be available to respond to appropriate questions.


                                  MISCELLANEOUS

SHAREHOLDER PROPOSAL DATE

      Any shareholder proposal intended to be presented at the 2001 Annual Meeting of Shareholders must be received by the Company, directed to the attention of the Secretary, at its principal executive offices at 51 Chestnut Ridge Road, Montvale, New Jersey 07645 not later than November 27, 2000 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the year 2001 Annual Meeting. Any such proposals must comply in all respects with the rules and regulations of the Securities and Exchange Commission.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and Directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership with the Securities and Exchange Commission. Executive officers, Directors and greater than ten-percent shareholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

      Based on review of the copies of such forms furnished to the Company, the Company believes that during the year 1999 all Section 16(a) filing requirements applicable to its executive officers, Directors and greater than ten-percent beneficial owners were met except that Mrs. Sara B. Wardell did not file a timely Form 4 reporting a total of 600 shares of Common Stock purchased by her husband.

                         AVAILABILITY OF FORM 10-K REPORT

      UPON WRITTEN REQUEST, THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS FORM 10-K ANNUAL REPORT FOR 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, TO ANY PERSON WHO, AS OF THE CLOSE OF BUSINESS ON MARCH 3, 2000, EITHER HELD SHARES OF THE COMPANY IN HIS OR HER OWN NAME OR WAS THE BENEFICIAL OWNER OF SHARES HELD IN THE NAME OF ANOTHER PERSON. SUCH SHAREHOLDERS MUST MAKE SUCH REQUESTS TO THE SECRETARY, BENJAMIN MOORE & CO., 51 CHESTNUT RIDGE ROAD, MONTVALE, NEW JERSEY 07645. OWNERS OF SHARES HELD IN THE NAME OF ANOTHER PERSON MUST INCLUDE IN THEIR REQUESTS A REPRESENTATION THAT THEY WERE BENEFICIAL OWNERS OF SHARES OF BENJAMIN MOORE & CO. AS OF THE CLOSE OF BUSINESS ON MARCH 3, 2000.


                                            By Order Of The Board of Directors

                                                              John T. Rafferty
Dated:   March 27, 2000                                          SECRETARY

                          BENJAMIN MOORE & CO. - PROXY
                   51 CHESTNUT RIDGE ROAD, MONTVALE, NJ 07645
                      ------------------------------------

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Benjamin M. Belcher, Jr., Yvan Dupuy and Richard Roob as proxies to vote all shares of the undersigned at the Annual Meeting of Shareholders to be held April 27, 2000. Each of the named proxies shall have the power to appoint a substitute proxy for himself. The proxies, or any one of them, shall have the power to vote: (i) only those shares of the Common Stock of Benjamin Moore & Co. held of record by the undersigned as of the close of business on March 3, 2000; (ii) at any adjournment or postponement of the meeting; and (iii) upon any subject which may properly be brought before the meeting. The proxies may vote upon all the matters described in the proxy statement furnished with this proxy, subject to any directions indicated below. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED BELOW.


1.  Election of one (1) Class I Director and three (3) Class III Directors:


    FOR all nominees listed below           WITHHOLD AUTHORITY to vote
    (except as written below)       / /     for all nominees listed below    / /



    Ward C. Belcher (Class I) Frederick J. Costello (Class III) John C. Moore, Jr. (Class III) Richard Roob (Class III)


     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

     ----------------------------------------------------------------------

2. In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the meeting, or any adjournment or postponement thereof.


PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY


                              Dated:______________________________________, 2000

                              __________________________________________________

                              __________________________________________________

                              The signature(s) should agree with the name(s) imprinted to the left. Custodians, Executors, Administrators, Trustees, Guardians and Attorneys should so indicate when signing.


                              Number of Shares held on record date:_____________

                   BENJAMIN MOORE & CO. - VOTING INSTRUCTIONS
                   51 CHESTNUT RIDGE ROAD, MONTVALE, NJ 07645
                      ____________________________________

                      DEFERRED SAVINGS AND INVESTMENT PLAN
        THESE INSTRUCTIONS ARE SOLICITED BY THE ADMINISTRATIVE COMMITTEE
                             AND THE TRUSTEES OF THE
            BENJAMIN MOORE & CO. DEFERRED SAVINGS AND INVESTMENT PLAN


Pursuant to Section 9.01 of the Benjamin Moore & Co. Deferred Savings and Investment Plan (the "Plan"), the undersigned hereby instructs the Administrative Committee and the Trustees of the Plan, and each or any of them, to vote as designated below, all shares of Common Stock of Benjamin Moore & Co. held in the account of the undersigned under the Plan as of the close of business on March 3, 2000, at the Annual Meeting of Shareholders to be held on April 27, 2000 or any adjournment or postponement thereof. These instructions when properly executed will be followed in the manner directed.

IF NO INSTRUCTIONS ARE GIVEN ON THIS FORM OR IF THE FORM IS NOT RETURNED, ALL SHARES OF COMMON STOCK HELD IN YOUR ACCOUNT UNDER THE PLAN WILL BE VOTED IN THE ELECTION OF DIRECTORS AND ON ANY OTHER PROPOSALS BEFORE THE MEETING IN THE SAME PROPORTION AS SHARES FOR WHICH INSTRUCTIONS HAVE BEEN RECEIVED FROM PARTICIPANTS IN THE PLAN. IF AUTHORITY TO VOTE FOR ONE OR MORE NOMINEES IS WITHHELD, THE SHARES OF COMMON STOCK HELD IN YOUR ACCOUNT UNDER THE PLAN WILL BE VOTED ONLY FOR THE BALANCE OF SUCH NOMINEES, IF ANY.

1.  Election of one (1) Class I Director and three (3) Class III Directors:


    FOR all nominees listed below           WITHHOLD AUTHORITY to vote
    (except as written below)       / /     for all nominees listed below    / /



    Ward C. Belcher (Class I) Frederick J. Costello (Class III) John C. Moore, Jr. (Class III) Richard Roob (Class III)


     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE WRITE THAT NOMINEE'S NAME ON THE SPACE PROVIDED BELOW.)

     ----------------------------------------------------------------------

2. In their discretion, the Administrative Committee and the Trustees are authorized to vote upon such other business as may properly be brought before the meeting, or any adjournment or postponement thereof.


                              PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY

                              __________________________________________________

                              Dated:______________________________________, 2000

                              The signature should agree with the name imprinted to the left.